Exhibit 5.01

HUNTON & WILLIAMS LLP BANK OF AMERICA PLAZA SUITE 4100 600 PEACHTREE STREET, N.E. ATLANTA, GEORGIA 30308-2216 TEL 404 • 888 • 4000 FAX 404 • 888 • 4190 FILE NO: 66013.12
March 19, 2008
Board of Directors
Deerfield Capital Corp.
6250 North River Road, 9th Floor
Rosemont, Illinois 60018
Deerfield Capital Corp. Registration Statement on Form S-3
Gentlemen:
     We have acted as special counsel to Deerfield Capital Corp., a Maryland corporation (the “Company”), in connection with the preparation of Amendment No. 1 to a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), with respect to shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), that may be sold from time to time by the selling stockholders named under the section heading “Selling Stockholders” in the Registration Statement, as it may be amended from time to time. 329,692 shares of Common Stock being registered pursuant to the Registration Statement have been previously issued by the Company (the “Existing Shares”), and 14,999,992 shares of Common Stock were issued upon conversion of 14,999,992 shares of Series A cumulative convertible preferred stock of the company (the “Preferred Stock”) into such Common Stock (collectively with the Existing Shares, the “Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.
     In connection with the foregoing, we have examined the following:
     (i) the Registration Statement;

Board of Directors
Deerfield Capital Corp.
March 19, 2008

     (ii) the Charter of the Company, as certified as of the date hereof by the Senior Vice President, General Counsel and Secretary of the Company (collectively, the “Charter”);
     (iii) the Articles Supplementary establishing and fixing the rights and preferences of the Preferred Stock, as certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) on December 20, 2007, and as certified on the date hereof by the Senior Vice President, General Counsel and Secretary of the Company;
     (iv) a certificate issued by the SDAT, dated as of March 7, 2008, as to the legal existence and corporate good standing of the Company with the SDAT;
     (v) the Merger Agreement identified as Exhibit 2.01 to the Registration Statement;
     (vi) the Company’s Bylaws, as certified as of the date hereof by the Senior Vice President, General Counsel and Secretary of the Company; and
     (vii) a certificate executed by the Senior Vice President, General Counsel and Secretary of the Company, dated as of the date hereof.
     For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof.
     We do not purport to express an opinion on any laws other than the Maryland General Corporation Law.
     Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:
     1. The Company is a corporation duly incorporated and existing under the laws of the State of Maryland and is in good standing with the SDAT.
     2. The Shares have been validly issued and are fully paid and non-assessable.

Board of Directors
Deerfield Capital Corp.
March 19, 2008

     We consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.
     This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,
/s/ Hunton & Williams LLP